Exhibit 99.(n)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of Oaktree Asset-Backed Income Fund Inc. as filed with the Securities and Exchange Commission on or about April 16, 2025.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 16, 2025